EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT


         AGREEMENT (hereinafter, together with the Exhibits annexed hereto the "Agreement") made and entered into as of the 15th day of August, 1997, by and among Grow Biz Games, Inc., a Minnesota corporation ("Purchaser"), Grow Biz International, Inc., a Minnesota corporation ("Guarantor"), Video Game Exchange, Inc., an Ohio corporation ("VGE") and VGE's affiliate under common control with VGE, Video Franchise Ventures, Inc., an Ohio corporation ("VFV"; hereinafter "Seller", as used herein means VGE and VFV, collectively, and each of VGE and VFV, unless otherwise specifically indicated.)

         WITNESSETH:

         WHEREAS, VGE owns and operates forty (40) retail stores selling new and used video games located in Ohio (20), Pennsylvania (8), Maryland (7), Georgia
(4) and Kentucky (1) (collectively, the "Stores") and a warehouse located in Middleburg Heights, Ohio ("Warehouse").

         WHEREAS, Purchaser desires to purchase and acquire all the assets and business of Seller, excluding only its cash and certain assets identified on Exhibit C hereto, and Seller is willing to sell said assets and business to Purchaser, upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the purchase and sale of the assets and of the premises and the mutual promises, covenants and conditions hereinafter set forth, Seller and Purchaser, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         As used herein, the following terms shall have the meanings set forth below, and where said meanings are intended, said terms shall be capitalized:

        1.1 "Assets" shall mean all of the assets, properties and rights of Seller, including but not limited to the Inventory, Equipment, Contracts, Receivables, Orders, Leases, Permits and Approvals, Books and Records, Plans, Intellectual Property Rights, and Goodwill, excluding only the Excluded Assets.

        1.2 "Books and Records" shall mean all of Seller's books and records relating to the Assets or Seller's business (other than Seller's corporate records and tax returns) including without limitation, lists of customers and suppliers, and records with respect to pricing, volume, payment history, cost, inventory, machinery and equipment, mailing lists, supplier and customer lists, employees, sales, purchasing and materials, and including any such records which are maintained on computer. In the case of Seller's central corporate financial records, Seller shall retain the original of such records but shall provide copies of the same to Purchaser, including where appropriate, copies in digital format such as computer discs or tapes.
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        1.3 "Closing Date" shall mean the date on which the Closing hereunder is held. The Closing shall be held at 10:00 a.m., then current Cleveland time, on August 15, 1997, or at such other time or date as the parties may mutually agree upon in writing, unless delayed by a party for failure to satisfy conditions precedent to said party's obligations hereunder, in which case Closing shall be held as soon as practicable after such conditions are satisfied.

        1.4 "Contracts" shall mean all contracts, commitments and agreements--other than leases--to which Seller is a party which relate to the Assets or Seller's business, all of which are listed on an Exhibit A attached hereto.

        1.5 "Equipment" means all of Seller's tangible assets, other than the Inventory, including but not limited to furniture, fixtures, machinery, equipment, displays, registers, computers and the software utilized therewith, operating systems (including the point-of-sale software used by Seller and the source code for such point-of-sale software, together with the source code for any other software which source code is available to Seller), vehicles, and all manuals, as well as all of Seller's right, title and interest in and to all warranties and guarantees related to the foregoing, specifically including but not limited to the items listed on Exhibit B.

        1.6 "Excluded Assets" shall mean Seller's cash and the assets listed on Exhibit C attached hereto.

        1.7 "Goodwill" shall mean all goodwill and business of Seller.

        1.8 "Intellectual Property Rights" shall mean all of Seller's right, title and interest in and to patents, copyrights, trademarks, trade names, trade secrets, service marks, franchise rights, and know-how utilized by Seller, including but not limited to those items listed on Exhibit D attached hereto.

        1.9 "Interim Statements" shall mean the unaudited balance sheet of Seller as of June 30, 1997, and related unaudited statements of income and retained earnings of Seller for the fiscal period ending on said date, compiled by Seller, copies of which have been provided to Seller.

        1.10 "Inventory" shall mean all of Seller's inventory and supplies, including parts, supplies and goods held for sale to customers.

        1.11 "Lease Assignment Consents" shall mean the third party lessor consents to Seller's assignment of the Leases to Purchaser.

        1.12 "Leases" shall mean the real estate leases in which Seller is a lessee for the Stores and Warehouse as described on Exhibit F.

        1.13 "Liabilities and Obligations" shall mean any indebtedness, claim, obligation or liability of any kind or nature whatsoever, whether absolute or contingent, known or unknown, liquidated or unliquidated, due or to become due, accrued or not accrued, or otherwise.

        1.14 "Orders" shall mean all Seller's orders for merchandise from suppliers. Exhibit G attached hereto lists all of Seller's Orders for merchandise for the Stores and Warehouse as of the date set forth on said Exhibit G.

        1.15 "Permits and Approvals" shall mean all licenses, permits, franchises, approvals and authorizations issued by governmental authorities to Seller.

        1.16 "Plans" shall mean all plans and specifications for the Stores and Warehouse, including any available "as built" drawings, maintenance records, reports and certificates and such other items relating to the construction, operation or environmental assessment of the Stores and Warehouse as may be in the possession of Seller.

        1.17 "Receivables" shall mean Seller's accounts receivable, other than the Excluded Assets, existing on the Closing Date in the ordinary course of business which arise from sales of merchandise or services to customers in the ordinary course of Seller's business, specifically including but not limited to receivables from VFV to VGE in the principal amount of $130,000 evidenced by a note in the principal amount of $100,000 dated June 24, 1996, and a note in the principal amount of $30,000 dated April 1, 1997, which accrue interest at seven (7%) percent (the "VFV Receivable").

        1.18 "Seller Statements" shall mean the balance sheets of Seller as of December 31, 1995 and December 31, 1996, and statements of income and retained earnings of the Seller for the fiscal years ending on said dates audited and certified by Zion, Smorag and Associates, certified public accountants, copies of which have been provided to Purchaser.

        1.19 "Shareholders" shall mean all of the principal shareholders of Seller, who are Mark S. Lamb, Trustee under Declaration of Trust dated 8/12/97, Boake A. Sells, Trustee under Declaration of Trust dated 8/12/97; and Douglas R. Masters, Trustee under Declaration of Trust dated 8/14/97.

                                   ARTICLE II
                                PURCHASE AND SALE

         2.1 Purchase Price. On the Closing Date, subject to the terms and conditions set forth in this Agreement, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase, the Assets, for an amount (the "Purchase Price") equal to $6,400,000. The Purchase Price is based on the assumption that the "Average Cost," as defined below, of the Qualifying Inventory as of the Closing Date will be $1,400,000. If the Average Cost of the Qualifying Inventory on the Closing Date is less than $1,400,000, the Purchase Price will be reduced by the amount of the deficit. If the Average Cost of the Qualifying Inventory on the Closing Date is more than $1,400,000, the Purchase Price will be increased by the amount of the excess. Any adjustment to the Purchase Price will be reflected in the amount of cash to be paid to Seller on the Closing Date.

         For these purposes, the "Average Cost" of Inventory shall mean for each item of Inventory, the average cost of such item as reflected on Seller's books and records and determined in a manner consistent with Seller's past practices.

         Each of the parties hereto agrees to report this transaction consistently with the allocation set forth on Exhibit H hereto, specifically including for income tax purposes.

         2.2 Inventory Procedures. Purchaser shall purchase all of Seller's Inventory which is of a type consistent with the Inventory that Seller has maintained in the past and which consists of video game platforms, video games and related products. (Hereinafter, the items of Inventory which satisfy the foregoing requirements are referred to as "Qualifying Inventory".)

         The purchase price for Qualifying Inventory will be its Average Cost; provided, however, that to the extent there are items of Qualifying Inventory that are obsolete, as described below, or which are damaged used goods, Purchaser shall be entitled to reduce the amount paid for the Inventory by the Average Cost of all such obsolete or damaged items, but such reduction shall not exceed an amount equal to one percent (1%) of the Average Cost of all Qualifying Inventory. For these purposes, an item of Inventory shall be considered obsolete if it is any of the following video game platforms or a video game which runs on any of, or other products specific to, said platforms:

                  (i)      Sega CD

                  (ii)     Sega 32X

                  (iii)    Turbo Graphics

                  (iv)     Atari Jaguar

                  (v)      Phillips CDI

                  (vi)     Panasonic 3D0

         An Inventory count will be taken by Seller, with the representatives of Purchaser participating if desired by Purchaser, on the day immediately preceding the Closing Date. At both Seller's Stores and Warehouse, such inventory count shall commence immediately upon the closing of the Stores and the Warehouse. For this purpose, in order to insure that the inventory counts can be completed, Stores may be closed early on said date. Purchaser may participate in said inventory counts to whatever extent Purchaser desires. At the present time, Purchaser contemplates conducting inventory sampling at each of the locations to verify the counts taken by Seller.

         The counts thus taken shall cut off the Inventory for purposes of this Agreement. Therefore, any sales of inventory on the Closing Date shall be for the account of Purchaser, provided that the closing is held hereunder as provided herein.

         The valuation of Inventory in accordance with the standards set forth above shall be undertaken jointly by Seller and Purchaser at the Stores and Warehouse. Said valuation shall start the day after the Inventory count is taken and shall be completed prior to the Closing Date.

         2.2A Leases and Contracts. Notwithstanding anything in this Agreement to the contrary, to the extent that assignment hereunder of any of the Leases or Contracts shall require the consent of any other party (or in the event that any of the same shall be non-assignable), neither this Agreement nor any action taken pursuant to its provisions shall constitute an assignment or an agreement to assign if such assignment or attempted assignment would constitute a breach thereof or result in the loss or diminution thereof; provided, however, that in each such case, Seller shall use all reasonable efforts to obtain the consent of such other party to an assignment to Purchaser. If such consent is not obtained, Seller shall cooperate with Purchaser in any reasonable arrangement designed to provide for Purchaser the benefits of such Leases or Contracts.

        2.3 No Assumption of Liabilities. Purchaser shall not assume or become liable for any Liabilities and Obligations of Seller; except only that Purchaser shall assume and be responsible for:

                  (a) Liabilities and Obligations arising under the Leases and Contracts, but only with respect to Liabilities and Obligations first to be performed or discharged under said Leases and Contracts from and after the Closing Date (the "Post-Closing Contract Liabilities"). In this connection it is understood that if a Liability or Obligation arises due to an action or breach or failure to act which occurs before the Closing Date, said Liability and Obligation shall remain Seller's responsibility. Correspondingly, Purchaser shall be responsible for all Liabilities and Obligations arising from actions or breaches or failure to act occurring on or after the Closing Date.

                  (b) Liabilities and Obligations with respect to warranties issued by Seller for products sold by Seller prior to the Closing Date, but only with respect to warranties which (i) conform with or are less extensive than Seller's standard warranty as represented by Seller, and
         (ii) which have been issued by Seller in the ordinary course of business and in accordance with its past practices; and

                  (c) Liabilities and Obligations with respect to gift certificates sold by Seller prior to the Closing Date in the ordinary course of business and in accordance with Seller's past practices; provided, however, that the total amount of specific gift certificates which Purchaser shall be responsible for shall not exceed, in the aggregate, $6,000. Purchaser may honor any gift certificates issued by Seller in excess of said amount but Seller shall be responsible to reimburse Purchaser for the same.

         In return for Purchaser's assumption of the Liabilities and Obligations referred to in paragraphs (b) and (c), the Purchase Price shall be reduced by $8,000.

         Without limiting the generality of the foregoing, it is specifically understood and agreed as follows:

                  (a) Although Purchaser is contemplating hiring all or most of the employees, Purchaser has no obligation to hire any of Seller's employees. In any event, Seller shall be responsible for any and all Liabilities and Obligations owed to its employees, including but not limited to any termination or severance payments due to employees not hired by Purchaser, accrued vacation pay, and unpaid wages. All such obligations of Seller to employees shall be satisfied, or arrangements for the satisfaction thereof reasonably acceptable to Purchaser shall be made, on or before the Closing Date.

                  (b) All Liabilities and Obligations that Seller has to suppliers or creditors shall be promptly paid and satisfied by Seller when due in the ordinary course of business, so as to avoid any adverse impact upon the business related to the Assets in the hands of Purchaser.

        2.4 Non-Compete and Consulting Agreements. At the Closing, Purchaser, Seller, the Shareholders and certain officers of Seller identified on Exhibit I shall enter into separate Non-Compete Agreements in the form of Exhibit I attached hereto (the "Non-Compete Agreements"), pursuant to which Seller and each of the Shareholders and such officers will agree not to compete with Purchaser for a period of five years after the Closing Date. In return for the Non-Compete Agreements, Purchaser shall pay a total amount, in the aggregate, of $100,000, payable as specified on Exhibit I.

        At Closing, Purchaser and Mark Lamb also shall enter into a Consulting Agreement substantially in the form of Exhibit J attached hereto (the "Consulting Agreement") for part-time consulting services during the sixty (60) days after the Closing Date.

        2.5 Payment at Closing; the Note. The Purchase Price, (subject to any appropriate withholding if the Inventory Value has not been finally determined by the Closing) payment shall be paid as follows:

                  (a) By payment of $4,400,000 at Closing (less the $8,000 referred to in Section 2.3) by wire transfer of immediately available funds; and

                  (b) By delivery of a non-negotiable (but assignable, to the extent provided in the Note) Promissory Note (the "Note") of Purchaser in the principal amount of $2,000,000 substantially in the form of Exhibit K attached hereto and guaranteed by Guarantor.

         All payments made hereunder are subject to the terms and conditions herein set forth, and will be made by Purchaser in reliance upon the representations, warranties, covenants and agreements contained herein.

         2.6 Accounts Receivable; VFV Receivable. Seller is transferring the Receivables to Purchaser. At the Closing, the VFV Receivable shall be paid in full, together with accrued interest, by VFV, by cashier's or certified check or by wire transfer of immediately available funds, or, if it is not so paid, the payment to Seller at Closing shall be reduced by the amount required to pay off the VFV Receivable and thereupon the VFV Receivable shall be transferred to Seller.

         2.7 Prorations; Costs, Etc. Seller and Purchaser agree to the following prorations and allocation of costs in connection with this Agreement and the transactions contemplated hereby:

                  (a) Seller's rights in and to security deposits deposited by Seller with lessors pursuant to the Leases shall be transferred to Purchaser at the Closing.

                  (b) All other operating costs of the Assets, such as but not limited to utilities and payments pursuant to Leases and Contracts, shall be allocated between Seller and Purchaser based upon the Closing Date, as of the opening of business on said Date, such that Seller shall pay that portion of the operating costs pertaining to that period of time up to and including the Closing Date, and Purchaser shall pay that portion of the operating costs from and after the actual Closing Date. Prepaid license fees or permit fees, if any, relating to licenses or permits assigned to Purchaser as provided above shall be prorated and credited to Seller and paid for by Purchaser as of the Closing Date. Such prorated amounts shall be netted against the amounts due to Seller at Closing. In the case of amounts -- such as additional charges for taxes and rent under percentage rent clauses in Leases -- which cannot be determined until after Closing, final adjustment shall be made when and as said amounts are finally determined.

                  (c) Transfer taxes, if any, imposed, shall be paid split equally between Purchaser and Seller. Recording fees, if any, shall be paid by Purchaser.

                  (d) Purchaser shall pay any lease transfer charges imposed by landlords pursuant to the Leases.

                  (e) The cost of the searches referred to in Section 3.1(c) shall be borne equally by Purchaser and Seller.

         2.8 Automobile. Seller presently owns a Red Corvette automobile (the "Car") which is used by Mark Lamb ("Lamb"), which is included in the Assets. Purchaser agrees that at or at any time within a month of the Closing, Lamb can acquire the Car from Purchaser by payment to Purchaser of $18,178, which is the approximate book value at which Seller carries the car on its books. It is understood that Seller will remain responsible for any lease or loan upon the Car and that Purchaser shall neither assume or be obligated to pay any such lease or loan.

                                   ARTICLE III
                              DELIVERIES BY SELLER

        3.1 Seller's Deliveries. On the Closing Date, subject to the terms and conditions set forth in this Agreement, Seller shall make or cause to be made the following deliveries:

                  (a) Bill of Sale and Assignment and Assumption Agreement, each in the form attached hereto as Exhibit E, and certificates of title;

                  (b) Assignments of registered trademarks, and Assignment of Trade Names;

                  (c) Copies of current UCC financing statement, judgment, bankruptcy, federal, state and local tax and other searches requested by Purchaser pertaining to Seller, the Assets, the Stores and Warehouse, together with appropriate releases or termination statements for any security interests in the Assets;

                  (d) Lease Assignment Consents, duly executed by each of the third party lessors for each of the Leases, in form reasonably acceptable to Purchaser;

                  (e) Counterparts of the Non-Compete Agreements duly executed by Seller, the Shareholders and certain officers of Seller identified on Exhibit I;

                  (f) The Consulting Agreement duly executed by Mark Lamb;

                  (g) An opinion of counsel to Seller, dated the Closing Date, in the form of Exhibit L-1 hereto;

                  (h) A certificate of Seller certifying that Seller has satisfied its obligations to its employees as specifically addressed in
         Section 2.3(a) hereof;

                  (i) The Officer's Certificate required pursuant to Section
         10.3;

                  (j) An incumbency certificate for each of Seller dated as of the Closing Date, duly executed by the respective Secretary of each Seller;

                  (k) Copies of the resolutions of each of Seller authorizing the transactions contemplated by this Agreement, certified by the respective Secretary of each Seller;

                  (l) Certificates of Good Standing for each of Seller for its state of incorporation and any state(s) in which it is qualified or required to be qualified to transact business;

        3.2 Purchaser's Deliveries. On the Closing Date, subject to the terms and conditions set forth in this Agreement, Purchaser shall make or cause to be made the following deliveries:

                  (a) Payment of the Purchase Price in accordance with Section 2.5.

                  (b) The Note duly executed on behalf of Purchaser and guaranteed by Guarantor.

                  (c) The Non-Compete Agreements and the Consulting Agreement, duly executed by Purchaser;

                  (d) Incumbency certificates dated as of the Closing Date, duly executed by the Secretary of Purchaser and Guarantor;

                  (e) Copies of the resolutions of Purchaser and Guarantor authorizing the transactions contemplated by this Agreement, certified by the Secretary of each of Purchaser and Guarantor;

                  (f) An opinion of counsel to Purchaser, dated the Closing Date, in the form of Exhibit L-2 hereto;

                  (g) Counterparts of the Assignment and Assumption Agreements executed by Purchaser and guaranteed by Guarantor;

                  (h) Certificate of Good Standing for each of Purchaser and Guarantor issued by the Secretary of State of the State of Minnesota;

                                   ARTICLE IV
                                     CLOSING

         The Closing hereunder shall take place at the offices of Baker & Hostetler, 3200 National City Center, Cleveland, Ohio, on the Closing Date, or at such other place as may be mutually agreed upon in writing by Purchaser and Seller.

                                    ARTICLE V
                                  INVESTIGATION

         From and after the date hereof and through the Closing Date, Seller shall afford to the officers and representatives of Purchaser reasonable access to the properties and records of Seller in order that Purchaser may have full opportunity to make such investigation during normal business hours after reasonable notice (which need not be more than 24 hours in advance) as it shall desire of the assets and of the affairs of Seller, and Seller shall provide to Purchaser reasonable assistance in the conduct of said investigation by Purchaser. Subject to the foregoing, Purchaser, and its representatives, consultants and employees, shall be permitted access to the Stores and Warehouse prior to Closing in order to inspect the same and conduct environmental inspections and tests. Seller shall also provide Purchaser, originals or reproductions of the Plans, Permits and Approvals to the extent Seller has such items in its possession.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

         Seller represents and warrants to Purchaser that, except as set forth in reasonable detail on Exhibit M annexed hereto, entitled Representations and
Warranties: Exceptions and Disclosures, the following statements are true and correct as of the as of the date hereof and the Closing Date:

        6.1 Seller. Each Seller is a corporation duly organized and existing and in good standing under the laws of the state of Ohio and has all requisite authority to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated, or such business is now conducted. Each Seller has full power and authority to enter into this Agreement, perform its respective obligations hereunder and consummate the transactions contemplated hereby. All necessary corporate action has been taken by each Seller with respect to the execution of this Agreement and the deliveries to be made hereunder. This Agreement and the agreements and documents to be delivered by Seller hereunder ("Seller's Deliveries"), including, without limitation, Seller's Non-Compete Agreements, the Bill of Sale, the Assignment and Assumption Agreement and the Assignment of Registered Trademarks, constitutes a valid and binding obligation of each Seller, enforceable in accordance with its terms. Neither the execution and delivery by Seller of this Agreement and Seller's Deliveries nor the consummation by Seller of the transactions contemplated hereby or thereby nor compliance by Seller with any of the provisions hereof or thereof will (i) conflict with or result in a breach of any provision of the articles of incorporation or code of regulations of either Seller; (ii) conflict with, or result in a breach of any provision of, or constitute a default under, under any note, mortgage, license, permit, lease, contract or other instrument or obligation to which Seller is a party or by which any of its properties may be bound or affected ("Seller Agreements"), or result in the creation of any lien upon any of the Assets; or (iii) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any court or governmental authority, United States or foreign, applicable to Seller or any of its properties; or (iv) require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental or regulatory authority.

         Each Seller is qualified to do business as a foreign corporation in all jurisdictions in which the nature of each Seller's business, the location of its assets or other factors require it to be so qualified.

         VFV does not now own or hold, and has never owned or held, any assets or rights and has never conducted business. The Shareholders and Paul Masters and Larry Tellerico constitute the only shareholders of VFV and no other persons or entities hold stock or other equity interests in VFV.

         The Shareholders and Robert Masters constitute the only shareholders of VGE, and no other persons or entities hold stock or other equity interests in VGE. Neither VGE nor VFV has any subsidiaries, nor do they have any equity interest in any corporation, partnership, limited liability company, or other business entity.

        6.2 Title. Except as set forth on Exhibit M, Seller has good and marketable title to the Assets, free and clear of any mortgages, liens, security interests, pledges, easements or encumbrances of any kind or nature whatsoever. At the Closing, Seller will convey good and marketable title to the Assets to be sold hereunder, free and clear of any and all mortgages, liens, security interests, pledges, easements, or encumbrances of any kind or nature whatsoever.

        6.3 Financial Statements. The Seller Statements and Interim Statements are true, complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles, consistently applied (subject in the case of the Interim Statements to normal year-end adjustments), and fairly and accurately present the financial condition and assets and liabilities (whether accrued, absolute, contingent or otherwise) of Seller as of the dates indicated and the results of operations of Seller for the periods then ended.

                  The supporting schedules and supporting work papers provided or made available by Seller to Purchaser relating to the Seller Statements and the Interim Statements are true, complete and correct in all material respects.

        6.4 Liabilities. Except as and to the extent reflected or reserved against in the Interim Statements, or otherwise disclosed herein, Seller had, as of the date of such Statements, no Liabilities and Obligations of a nature which under generally accepted accounting principles would be required to be disclosed in a financial statement or in the footnotes thereto if said financial statement was prepared in accordance with generally accepted accounting principles. As of the date of this Agreement, Seller is not subject to and does not have any Liabilities and Obligations of a nature which under generally accepted accounting principles would be required to be disclosed in a financial statement or in the footnotes thereto if said financial statement was prepared in accordance with generally accepted accounting principles, except as disclosed in the Interim Statements, and except for such Liabilities and Obligations as have arisen in the ordinary course of business of Seller since the date of said Interim Statements, none of which newly arisen Liabilities and Obligations would be expected, using reasonable business judgment, to have a material adverse effect upon the Assets, or Seller, its organization, business, properties or financial condition.

        6.5 Other Operations. Neither Seller nor any of the Shareholders has any divisions or other operations, nor do any controlled affiliates or controlled corporations or entities of Seller or Shareholders have any divisions or operations, which sell products or services which compete with those sold by Seller.

         During the past two years, neither Seller, any of the Shareholders, nor any controlled affiliates or controlled entities of Seller or Shareholders, has sold, transferred or otherwise disposed of companies, assets or businesses selling products or services which compete with the products or services sold by Seller.

         6.6 [Intentionally Deleted.]

         6.7 Contracts. Except as listed in Exhibit A, Seller is not a party to any written or oral:

                  (i) contract, agreement or understanding for the employment of any officer, consultant, director or employee;

                  (ii) contract, agreement or understanding with any labor union;

                  (iii) material contract, agreement or understanding for the purchase of any materials, supplies or equipment;

                  (iv) material contract, agreement or understanding for the sale of products or performance of services;

                  (v) license or franchise agreement, either as licensor or licensee or franchisor or franchisee, including any related to intellectual property, or distributor, dealership or sales agency contract, agreement or understanding;

                  (vi) lease for real or personal property under which Seller is a lessor or lessee, or contract, agreement or understanding to purchase or sell real property or a material amount of personal property;

                  (vii) pension, profit-sharing, bonus, deferred compensation, retirement or stock option or stock purchase plan in effect with respect to employees or others;

                  (viii) contract or agreement granting to any person the right to use any property or property right of Seller, including any trademark or patent licensing agreement, contract or understanding;

                  (ix) plan or contract or other arrangement providing for insurance for any officer, director or employee or member of their families;

                  (x) construction contract;

                  (xi) contract or agreement containing covenants by Seller not to compete in any line of business or with any person;

                  (xii) joint venture contract or partnership or arrangement or other agreement involving a sharing of profits; or

                  (xiii) contract or agreement relating to the borrowing or lending of money by Seller, providing for letters of credit, or providing for any mortgage, lien or security interest upon any of the Assets; or

                  (xiv) any guaranties or indemnifications by Seller, except for Seller's obligations resulting from the endorsement of checks deposited for collection;

                  (xv) any contracts calling for cumulative payments by Seller in excess of $25,000;

                  (xvi) other material contract, agreement or understanding.

         Seller has made available to Purchaser true, current, correct and complete copies of all of the Contracts, including all items specified in the preceding paragraph.

         Seller has performed all obligations required to be performed by it to date under, and Seller and, to the best knowledge of Seller, each other party to each Contract is not in default in any material respect under, each of the Contracts, all of which are in full force and effect. Seller is not aware of any fact which, with notice and/or passage of time, would constitute such a default. Except as stated on Exhibit A, each of said Contracts are assignable without consent.

         6.8 Inventory and Orders. The Inventory reflected on the Interim Statements is valued at the lower of cost or market and has not been written down since the date of the Interim Statements. The cost of all such inventory is determined using the average cost method, in accordance with generally accepted accounting principles. To the best knowledge of Seller, none of the Inventory was purchased at any price substantially in excess of the then current market price.

         All Inventories will be of a quality and quantity usable by Seller in the ordinary course of its business, consistent with past practices. Based on Seller's past experience, Seller believes that the quality and quantity of Inventories are reasonable in relationship to the anticipated business for Seller.

         All Inventories treated as Qualifying Inventories under Section 2.2 will meet the requirements set forth in said Section.

         None of the Orders is in excess of the normal, ordinary, and usual anticipated requirements for Seller's business consistent with past practice or, to the best knowledge of Seller, was made at any price substantially in excess of then current market price, or, to the best knowledge of Seller, contains terms and conditions significantly more onerous than those which are usual and customary for Seller's business, consistent with past practices.

         6.9 Equipment. All items included in the Equipment are located within the Stores or the Warehouse, and are in good condition and repair in light of their age, ordinary wear and tear excepted and as of the Closing Date will be free and clear of any and all liens, security interests, pledges, or encumbrances of any kind or nature whatsoever.

         6.10 Leases. Exhibit E includes a true and complete list of all real estate leases (including all amendments thereto), both oral and written, pertaining to the Stores and Warehouse. Seller does not lease any real estate other than pursuant to the Leases.

         True, correct and complete copies of the Leases have been made available to Purchaser. The Leases are in full force and effect, and neither Seller nor, to the best knowledge of Seller, any landlord party to any Lease is in default in any material respect under any of the Leases, and there are no facts which, with notice and/or the passage of time, would constitute a default in any material respect. To the best of Seller's knowledge, all premises leased by the Seller pursuant to the Leases are in good condition, normal wear and tear excepted. To the best of Seller's knowledge, the heating, air conditioning, plumbing and electrical systems serving the premises leased under the Leases are in good operating order, ordinary wear and tear excepted and there is no material defect or wear and tear to any such building, structure or improvement, or any other deterioration, damage or defect, which would prohibit or impair the continued use of any leased premises for the purposes for which they are now employed, or which would require any material expenditure for repair or replacement. Seller has not received notice that any leased premises or the building in which they are located do not comply with municipal, state and federal statutes, ordinances, rules and regulations applicable to the construction of the buildings and their actual use. Except as listed in Exhibit F, no consent is required under the Leases in connection with the transactions contemplated by this Agreement.

         Seller is not aware of: (i) any transformers, capacitors or other appliances in use or stored in the Stores or Warehouse which contain PCB's; (ii) any urea-formaldehyde insulation or any asbestos in the Stores or Warehouse; or
(iii) any hazardous substance or hazardous waste (hereinafter a "Hazardous Substance"), as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), or the Resource Conservation and Recovery Act of 1976 ("RCRA") or any other applicable federal, state or local environmental laws, statutes or regulations or as defined in 42 U.S.C. 3251, as amended, located anywhere in the Stores or Warehouse, except for Hazardous Substances which are stored and disposed of in compliance with applicable law. No activity has been conducted by Seller at the Stores or Warehouse or adjoining properties which has given rise to, or may give rise to, any liability or obligation under any applicable federal, state or local environmental protection, health, safety, or similar law, whether statutory or common law.

         Seller has not engaged in the business of generating, transporting, storing, treating or disposing of Hazardous Substances in or about the Stores or Warehouse; Seller is not aware of any use of the Stores and Warehouse for the storing or disposal of waste or for storing or disposal of Hazardous Substances prior to or during the period that Seller has been a tenant of the Stores or Warehouse.

         Seller does not lease any personal property other than pursuant to (i) leases in the ordinary course of business which can be terminated on not more than 30 days notice by Seller without payment of any penalty or termination payment, and (ii) leases ("Personal Property Leases") which are listed and described on Exhibit A. The Personal Property Leases are in full force and effect and neither Seller nor, to the best of Seller's knowledge, any other parties to the Personal Property Leases is in default in any material respect under any of the Personal Property Leases and there are no facts which, with notice and/or the passage of time, would constitute such a default in any material respect. Except as noted in Exhibit A, no consent is required under the Personal Property Leases for the transactions contemplated hereby.

        6.11 Assets Complete, Etc. The Assets and the Excluded Assets include all assets used in or necessary for the operation of Seller's business as previously conducted, except for (i) sales of inventory and utilization of supplies in the ordinary course of business, and (ii) non-material items of personal property owned by employees. All assets are presently located at the Stores or the Warehouse. No operation of Seller's business is located other than at the Stores and the Warehouse.

         Seller does not lease or otherwise use any real or personal property owned by third parties in its operations, except as may occur under Contracts or Leases disclosed hereunder.

         Since December 31, 1996, no assets of any kind used by the Seller or located at the Stores or Warehouse, have been removed, transferred or disposed of except for sales of inventory and utilization of supplies in the ordinary course of business of Seller and except for scrapping of equipment which is no longer useful in Seller's business.

        6.12 Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to the best of Seller's knowledge, threatened against Seller or involving the Assets, at law or in equity or admiralty or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, nor has any such action, suit, proceeding or investigation been pending during the 12-month period preceding the date hereof; and Seller is not operating under or subject to, or in default with respect to, any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign.

        6.13 Compliance with Laws. Seller has complied in all material respects with, and the Assets, Stores and Warehouses comply in all material respects with, all applicable laws, regulations and orders applicable, including without limitation CERCLA, RCRA, the Occupational Safety & Health Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, and the Refuse Act, and the present uses by Seller of the Assets, Stores and Warehouses do not violate any such laws, regulations and orders in any material respect.

         6.14 Intellectual Property. Exhibit M lists all service marks, patents, trademarks, trade names, trademark and trade name registrations, material brand names, franchise rights, copyrights and copyright registrations, all pending applications for any of the foregoing, and any other proprietary rights, inventions, material trade secrets, or material know-how or processes (hereinafter the foregoing are collectively referred to as "Intellectual Property") used by Seller in the operation of Seller's business, or owned by Seller, and any licenses granted by or to Seller, and any other agreements to which it is a party, which relate, in whole or in part, to Intellectual Property. Said Exhibit M further includes a brief description of the filing, registration or issuance dates of any such Intellectual Property which is registered. Seller owns or is licensed to use, all Intellectual Property used by it in the conduct of its business as currently conducted. To the best of Seller's knowledge, the use by Seller of any such Intellectual Property, and the conduct by Seller of its business, does not infringe on the Intellectual Property rights of any third party, and no claim has been asserted to such effect. The Intellectual Property to be assigned, transferred or conveyed to Purchaser hereunder constitutes all the Intellectual Property used by Seller in the conduct of its business, or in connection with the Assets.

         6.15 Labor Controversies. There is no unfair labor practice charge or complaint against Seller pending before the National Labor Relations Board, nor has Seller committed any unfair labor practices. There is no labor strike, dispute, slow down or stoppage, or any union organizing campaign or petition for certification actually pending or, to the best knowledge of Seller, threatened against Seller. Seller is not party to any collective bargaining agreements.

         6.16 Pension and Profit Sharing Plans; Benefits. Seller has no pension or profit sharing plans which cover any of its employees, except as referenced on Exhibit M. All contributions required to be made or accrued prior to the Closing Date to any such plans shall have been paid.

         Exhibit L contains a complete list of all benefit plans and employee benefits provided by Seller to its employees including but not limited to any disability, medical, dental, workers compensation, health insurance, life insurance, vacation, benefits plans, incentive plans, fringe benefit plans and any other material plans, programs, agreements or arrangements which provide benefits to any current or former employee of Seller.

         All the accrued obligations of Seller, for payments by it to trust or other funds or any governmental agency with respect to unemployment compensation benefits, social security benefits or any other benefits for employees of Seller shall have been paid prior to Closing or, if due after Closing, shall be paid when due under applicable laws, regulations, or provisions of benefit plans or policies as the case may be. All accrued vacation benefits payable to employees of Seller who are hired by Purchaser shall have been paid prior to or contemporaneously with Closing. All other accrued benefits, and all other obligations of Seller, for holiday pay, bonuses or other forms of compensation or benefits which are or become payable to employees of Seller shall be paid in accordance with the provisions of applicable laws, regulations, benefit plans or policies, as the case may be. In no event shall Purchaser assume or be responsible for past or future obligations of Seller to any employee, including any obligations to pay salary, benefits, severance pay, vacation pay or other benefits to any employee, regardless of whether such employees are hired by Purchaser.

        6.17 Changes in Suppliers and Customers. Seller is not aware of any facts which indicate that any material supplier to Seller intends to cease doing business with Seller, or to not do business with Purchaser after the Closing hereunder, whether as a result of the transactions contemplated hereby or otherwise.

         6.18 Conduct of Business. Since the ending date of the most recent Interim Statements and until the Closing Date, Seller has not and will not have:

                  (i) incurred any Liabilities or Obligations (absolute or contingent), except for Liabilities and Obligations disclosed in the Interim Statement, or in the Exhibits annexed hereto, and except for such Liabilities and Obligations as have arisen in the ordinary course of business of Seller since the date of the Interim Statement, none of which newly arisen Liabilities and Obligations have a material adverse effect upon Seller, the Assets, or Seller's organization, business, properties, or financial condition;

                  (ii) mortgaged, pledged or subjected to any lien, charge or other encumbrance, any of the Assets, tangible or intangible;

                  (iii) sold or transferred any assets included in the Assets, other than sales of inventory or utilization of supplies in the ordinary course of business or the scrapping of equipment which is no longer useful in Seller's business;

                  (iv) sold, assigned or transferred any patents, copyrights, trademarks, trade secrets or service marks, or any other material items of Intellectual Property included in the Assets;

                  (v) suffered any extraordinary losses or waived any rights of substantial value relating to Seller's business or the Assets;

                  (vi) other than immaterial damage or loss occurring in the ordinary course of business, suffered any damage, destruction or loss to any Assets, whether or not covered by insurance;

                  (vii) entered into any transaction involving or relating to Seller's business or the Assets other than in the ordinary course of business;

                  (viii) except in the ordinary course of business consistent with past practice, increased the compensation payable, or to become payable by Seller to any of its employees including, but not limited to, any bonus payment or deferred compensation;

                  (ix) made or suffered any material amendment or termination of any Contracts or Leases;

                  (x) increased any benefits to employees of Seller under pension, insurance or other employee benefit programs;

                  (xi) changed its methods of accounting in any respect;

                  (xii) acquired a significant portion of the assets or stock of any person or business entity; or

                  (xiii) suffered a termination of, or materially amended, any license or permit.

        6.19 Employees. Seller is not aware that any employees of Seller intend to cease their employment with Seller, or to not accept employment with Purchaser if offered by Purchaser, whether as a result of the transactions contemplated hereby or otherwise.

        6.20 Licenses and Permits. All licenses, permits, franchises, approvals and governmental authorizations required for the operation of the business of Seller as currently conducted, or for the Assets, are listed on Exhibit M. True, current, correct and complete copies of such licenses, permits, franchises, approvals, and governmental authorizations have been made available by Seller to Purchaser to the extent Seller has such items in its possession or readily available to it. Seller has performed in all material respects all obligations required to be performed by it to date under, and is not in default under, any such licenses, permits, franchises, approvals, or governmental authorizations. All such licenses, permits, franchises, approvals, and governmental authorizations are in full force and effect. Except as set forth on Exhibit M, all such licenses, permits, franchises, approvals, and governmental authorizations will, to the extent permissible, be assigned to Purchaser at the Closing.

        6.21 Receivables. The Receivables of Seller reflected in the Seller Statements and in the Interim Statement originated in the ordinary course of Seller's business, are valid, and are fully collectible in accordance with their terms, subject to the allowance for doubtful accounts maintained by Seller consistent with generally accepted accounting principles and Seller's past practices. (Although Exhibit M may disclose that certain accounts receivable or notes receivable are in arrears or otherwise not performing, it is understood that such disclosure will not affect the warranty set forth in this Section 6.21.)

        6.22 Suppliers. Exhibit M attached hereto lists each supplier of products or services to whom Seller paid in excess of $100,000 in the 12 months ended December 31, 1996.

        6.23 Products and Warranties; New Goods. True, complete and correct copies of Seller's standard warranties have been provided to Purchaser. Except as set forth on Exhibit M since January 1, 1995, Seller has not issued any warranties which depart in any material respect from the standard warranties. The information that Seller has provided to Purchaser regarding Seller's warranty expense since January 1, 1995 is true, correct and complete in all material respects. To the best of Seller's knowledge, there is no problem or defect with respect to products for which Seller has issued warranties which would result in a significant increase in warranty expense over the warranty expense incurred by Seller since January 1, 1995.

         New goods in Seller's Inventory which are damaged can be returned to the seller of such new goods for credit.

         6.24 Gift Certificates. Seller has issued gift certificates only in the ordinary course of business and in accordance with its past practice. The amount of Seller's gift certificates outstanding does not exceed, in the aggregate $5,000.

         6.25

         6.26 Insurance. Except as listed on Exhibit M, Seller has not received any notice of cancellation with respect to any insurance policy of Seller. All premiums due under any such insurance policy have been paid in full. Seller has timely filed all claims or timely notified insurance carriers of events or circumstances giving rise to any claims under such policies.

         Exhibit M lists each insurance policy maintained by Seller.

         6.27 Material Change. Since the date of the most recent Interim Statements there has been no material change in the condition, financial or otherwise, of Seller, Seller's business, or the Assets from that shown in said Statements, except changes occurring in the ordinary course of business, which changes have not materially adversely affected the Assets, or Seller's organization, business, properties or financial condition.

         To the best of Seller's knowledge, no statute, order, judgment, writ, injunction, decree, permit, rule or regulation of any court or governmental or regulatory body has been adopted or entered, or is proposed to be adopted or entered, which may materially and adversely affect Seller, the Assets or the business of Seller.

         6.28 Tax Returns and Audits. Seller has timely filed all federal, state and local tax returns which are required to have been filed by it and timely paid all amounts required to be paid by it or extensions permitted by law have been obtained. There are no claims for or investigations or audits of taxes pending or threatened against Seller.

         6.29

                                   ARTICLE VII
            REPRESENTATIONS AND WARRANTIES BY PURCHASER AND GUARANTOR

         Purchaser and Guarantor, jointly and severally, represent and warrant to Seller that the following statements are true and correct as of the date hereof and will be true and correct as of the Closing Date:

        7.1 Organization and Standing. Each of Purchaser and Guarantor is a corporation duly organized, existing and in good standing under the laws of the State of Minnesota, and has all requisite authority to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated, or such business is now conducted. Each of Purchaser and Guarantor is qualified to do business as a foreign corporation in all jurisdictions in which the nature of its business, the location of its assets or other factors required to be so qualified, except where the failure to be so qualified would not have a material adverse effect on Purchaser or Guarantor as the case may be.

        7.2 Authority. Each of Purchaser and Guarantor has full power and authority to enter into this Agreement, perform its respective obligations hereunder and consummate the transactions contemplated hereby. All necessary corporate action has been taken by each of Purchaser and Guarantor with respect to the execution of this Agreement and the deliveries to be made hereunder, including, without limitation, the Note, the Guaranty and the Assignment and Assumption Agreement and the other documents and agreements delivered hereunder. This Agreement, the Note, the Guaranty and the Assignment and Assumption Agreement will each constitute a valid and binding obligation of each of Purchaser and Guarantor, enforceable in accordance with its terms. Neither the execution and delivery by Purchaser and Guarantor of this Agreement nor the consummation by Purchaser and Guarantor of the transactions contemplated hereby nor compliance by Purchaser and Guarantor with any of the provisions hereof will
(i) conflict with or result in a breach of any provision of the certificate or articles of incorporation or by laws or code of regulations of either Purchaser or Guarantor; (ii) conflict with, or result in a breach of any provision of, or constitute a default under, any note, mortgage, license, permit, lease, contract or other instrument or obligation to which Purchaser or Guarantor is a party or by which any of their respective properties may be bound or affected; or (iii) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any court or governmental authority, United States or foreign, applicable to Purchaser or Guarantor or any of their respective properties; or
(iv) require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental or regulatory authority.

        7.3 Litigation. There is no claim, litigation, suit, action, proceeding, investigation or inquiry, administrative or judicial pending or, to the best knowledge of each of Purchaser and Guarantor, threatened against Purchaser or Guarantor, at law or in equity, before any federal, state or local court or regulatory agency, or other governmental authority, which would reasonably be expected to have a material adverse effect on the ability of Purchaser or Guarantor to perform any of their respective obligations under this Agreement, the Note, the Guaranty or the Assignment and Assumption Agreement, or upon the consummation of the transactions contemplated by this Agreement.

        7.4 Status of Guarantor. Guarantor is a publicly traded company, the shares of which are listed on the NASDAQ Stock Market. Guarantor has timely filled (other than certain Form 4's which were filed late) with the United States Securities and Exchange Commission (the "SEC") all reports required to be filed by it, and the information contained in such reports is complete and accurate in all material respects. There is no disciplinary or de-listing proceeding pending or, to the best knowledge of Guarantor, threatened, by the SEC, the NASDAQ Stock Market, or any state securities agency or board.

                                  ARTICLE VIII
                            COVENANTS OF THE PARTIES

        8.1 Further Assurances. On the Closing Date, and from time to time thereafter, at the request and expense of Purchaser, Seller will execute and deliver to Purchaser all such assignments, endorsements and other documents (prepared at the expense of Purchaser), and take such other action as Purchaser may reasonably request in order more effectively to transfer and assign to Purchaser the Assets transferred to Purchaser pursuant to this Agreement, to confirm the title of Purchaser thereto and to assist Purchaser in exercising its rights with respect thereto and under this Agreement.

        8.2 Closing of Seller's Books. During the 30-day period commencing on the Closing date, Purchaser agrees that Seller can utilize the accounting system that Purchaser acquires from Seller and may utilize the services of Jim Pierce, Kathy Conroy and Sue Lanese, who are currently employees of Seller and to whom Purchaser intends to offer employment at the Closing (the "Employees") in order to carry out the accounting closing of the books and records of Seller (but not other functions such as the preparation of tax returns). It is understood that Purchaser is not obligated to make any other employees available for such services and, further, that if any of the Employees cease to be employees of Purchaser for whatsoever reason, it will be Seller's obligation to replace the services of said employee.

        8.3 Medical Benefits. In the case of those employees of Seller who are hired by Purchaser, Purchaser shall provide medical coverage to said employees in accordance with its policies and procedures commencing on the Closing Date. Seller shall be entitled to, and shall have the responsibility of obtaining, any rebate of premiums with respect to coverage it has paid for with respect to said employees past the Closing Date.

                                   ARTICLE IX
                              NO BROKERS OR FINDERS

         Seller and Purchaser represent and warrant to each other that each did not directly or indirectly engage any person, corporation or partnership to bring about the consummation of the transactions contemplated herein, and, that no person, corporation or partnership is entitled to a broker's commission, finder's fee or any similar compensation upon the consummation of the transactions contemplated herein. If this representation and warranty is breached by either Seller or Purchaser, the breaching party shall indemnify and hold harmless the other party from any and all claims, demands, liabilities and obligations (and any and all expenses and costs incurred in connection with or in defending against the same), which may arise due to any third party's claim as a broker or finder.

                                    ARTICLE X
                        CONDITIONS PRECEDENT OF PURCHASER

         The obligations of Purchaser hereunder are subject to the conditions that, on or before the Closing Date:

         10.1 Representations and Warranties True at Closing. The representations and warranties of Seller contained in this Agreement or in any certificate delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true on and as of the Closing Date as though such representations and warranties were made at and as of such date.

         10.2 Compliance with the Agreement. Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

         10.3 Seller's Certificate. Seller shall deliver to Purchaser a certificate of an officer of Seller dated the Closing Date, certifying the fulfillment of the conditions specified in sections 10.1 and 10.2.

         10.4 Deliveries. The documents and items required under Article III hereof shall be tendered by Seller for delivery to Purchaser at the Closing.

         10.5 Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

         10.6 Casualty. Prior to the Closing Date, the business and the Assets of Seller, or any portion thereof, shall not have been adversely affected in any material way as a result of any fire, accident, flood or other casualty or act of God or the public enemy.

         10.7 Adverse Development. There shall have been no developments in the business of Seller, or in the Assets, between the date of the Interim Statements and the Closing Date which would have a material adverse effect on Seller's business or the Assets.

         10.8 Employee Arrangements. Seller shall have assigned to Purchaser Seller's rights under the non-compete and confidentiality covenants contained in Seller's Employment Agreements or Agreements Regarding Protection of Company Information, as applicable, with Seller's district managers and store managers, and other employees of Seller who have signed such agreements, it being understood that Seller makes no representation or warranty as to the effectiveness of said assignment.

         10.9 Stores and Warehouse. Seller shall have furnished to Purchaser Lease Assignment Consents for all the Leases executed by each of the lessors under the Leases in form reasonably acceptable to Purchaser.

         10.10 Satisfaction of Liabilities. On or before Closing, Seller shall certify to Purchaser that Seller has satisfied its obligations to its employees as specifically addressed in Section 2.3(a) hereof.

                                   ARTICLE XI
                       CONDITIONS PRECEDENT OF THE SELLER

         The obligations of the Seller hereunder are subject to the conditions that, on or before the Closing Date:

         11.1 Representations and Warranties True at Closing. The representations and warranties of Purchaser and Guarantor contained in this Agreement or in any certificate delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby, shall be true on and as of the Closing Date as though such representations and warranties were made at and as of such date.

         11.2 Purchaser's and Guarantor's Compliance with the Agreement. Purchaser and Guarantor shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

         11.3 Officers' Certificate. Purchaser shall deliver to the Seller a certificate of an officer of Purchaser, dated the Closing Date, certifying to the fulfillment of the conditions specified in sections 11.1 and 11.2.

         11.4 Deliveries. The documents and items required under Article III hereof shall be tendered by Purchaser for delivery to Seller at the Closing.

         11.5 Injunction. There shall be no effective injunction, restraining order or order of any nature issued by a court of competent jurisdiction which shall direct that this Agreement, or any of the transactions provided for herein, not be consummated as herein provided.

                                   ARTICLE XII
                            INDEMNIFICATION BY SELLER

         12.1 Indemnification. Each Seller hereby agrees that, notwithstanding the Closing, the delivery of instruments of conveyance, and regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party hereto may have in respect thereof, each Seller, jointly and severally, will indemnify, save and hold Purchaser and Guarantor and Purchaser's and Guarantor's officers, directors, employees and shareholders, harmless from and against any and all liabilities, losses, damages, claims, deficiencies, costs and expenses (including, without limitation, reasonable attorney fees and other costs and expenses incident to any suit, action or proceeding) arising out of or resulting from and will pay to Purchaser the amount of damages suffered thereby together with any amount which it may pay or become obligated to pay on account of:

                  (a) the breach or inaccuracy of any warranty or representation by Seller herein;

                  (b) any failure of Seller to perform or observe any term, provision, covenant or condition hereunder on the part of Seller to be performed or observed including, without limitation, the Assignment and Assumption Agreement, the Bill of Sale, and Seller's Non-Compete Agreement;

                  (c) any Liabilities and Obligations of Seller not specifically and expressly assumed by Purchaser hereunder;

                  (d) any Liabilities and Obligations imposed on Purchaser due to Seller's failure to comply with any applicable bulk transfer law.

         In the event of any claim by Purchaser under this Article XII, Purchaser shall be entitled to exercise all remedies provided by law and/or equity with respect thereto, subject, however, to the limitations set forth below. In addition Purchaser shall be entitled to offset against amounts due under the Note, the amount of such claim, but only in accordance with the following procedure:

                  (a) Purchaser shall give written notice of such claim to Seller, describing the claim in reasonable detail;

                  (b) From and after the date such notice has been delivered, Purchaser then can offset any amounts due Seller under the Note against the amount of such claim provided that Purchaser pays the amount offset into escrow with an independent third party agreed to by Seller and Purchaser (the "Escrow Agreement")to be held pending resolution of the claim. Thus, Purchaser will continue to make payments on the Note when due, but the amount of such payments will be paid into escrow rather than to Seller;

                  (c) The amounts will be held by the escrow agent in accordance with the form of Escrow Agreement attached hereto as Exhibit N. The parties will enter into the Escrow Agreement with a bank or other independent financial institution to provide the escrow services promptly upon notice of a claim being delivered.

         12.2 Limitations. Provided that there has been no knowing and intentional misrepresentation of a material fact or failure to disclose a material fact by Seller, and no knowing and intentional failure to perform by Seller, the indemnification obligations of Seller are subject to the following limitations:

                  (a) No claim for indemnification can be made by Purchaser unless and until the amount of damages incurred by Purchaser, in the aggregate, for all claims asserted, exceeds $50,000. Once such amount has been exceeded, Purchaser may recover indemnifiable damages only to the extent that such damages exceed said amount. Notwithstanding the foregoing, the limitations set forth in this subpart (a) shall not apply to Seller's obligations under 2.3(a) (relating to satisfying Liabilities and Obligations owed to employees) under 2.3(b) (relating to Liabilities and Obligations to suppliers and creditors), and 2.7 (relating to prorations and costs).

                  (b) The total amount recoverable from the Seller, in the aggregate, for all claims asserted, shall not exceed $6,500,000.

                                  ARTICLE XIII
                   INDEMNIFICATION BY PURCHASER AND GUARANTOR

         13.1 Indemnification. Purchaser and Guarantor hereby agree that, notwithstanding the Closing, the delivery of instruments of conveyance, and regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party hereto may have in respect thereof, Purchaser and Guarantor will indemnify, save and hold Seller and Seller's officers, directors, employees and shareholders harmless from and against any and all liabilities, losses, damages, claims, deficiencies, costs and expenses (including, without limitation, reasonable attorney fees and other costs and expenses incident to any suit, action or proceeding) arising out of or resulting from and will pay to Seller the amount of damages suffered thereby together with any amount which it may pay or become obligated to pay on account of:

                  (a) the breach or inaccuracy of any warranty or representation by Purchaser herein; or

                  (b) any failure of the Purchaser to perform or observe any term, provision, covenant or condition hereunder on the part of Purchaser to be performed or observed including, without limitation, the Note, the Assignment and Assumption Agreement and the Consulting Agreement.

         In the event of any claim by Seller under this Article XIII, Seller shall be entitled to exercise all remedies provided by law and/or equity with respect thereto, subject, however, to the limitations set forth below.

         13.2 Limitations. Provided that there has been no knowing and intentional misrepresentation of a material fact or failure to disclose a material fact by Purchaser, and no knowing and intentional failure to perform by Purchaser, the indemnification obligations of Purchaser are subject to the following limitation:

                  (a) No claim for indemnification can be made by Seller unless and until the amount of damages incurred by Seller, in the aggregate, for all claims asserted, exceeds $50,000. Once such amount has been exceeded, Seller may recover indemnifiable damages only to the extent that such damages exceed said amount.

                                   ARTICLE XIV
                     NATURE AND SURVIVAL OF REPRESENTATIONS

         All statements contained in any certificates delivered by or on behalf of Seller or Purchaser pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties by Seller or Purchaser hereunder. All representations and warranties and agreements made by Seller or Purchaser or Guarantor in this Agreement or in any certificates delivered pursuant hereto shall survive the Closing hereunder (and any investigation at any time made by or on behalf of Seller or Purchaser), for a period of eighteen (18) months after the Closing Date; provided, however, that the representations and warranties made by Seller in Section 6.1 (Seller), and
6.2 (Title) shall survive without time limitation, and that the representations and warranties made by Purchaser in Section 7.1 (Organization and Standing) and
Section 7.2 (Authority) shall survive without time limitation.

                                   ARTICLE XV
                                     NOTICES

         All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed first-class postage prepaid:

                  (a) To the Seller or Shareholders:

                                    Video Game Exchange, Inc.
                                    7007 Eagle Road
                                    Middleburg Heights, OH 44130
                                    Attn:  Mark Lamb

                       with a copy thereof to:

                                    Baker & Hostetler
                                    3200 National City Center
                                    Cleveland, Ohio 44114
                                    Attn:  Robert G. Markey, Esq.

                  (b)  To Purchaser:

                                    Grow Biz International, Inc.
                                    4200 Dahlberg Drive
                                    Minneapolis, Minnesota  55422-4837
                                    Attn.:  Ronald G. Olson
                       with a copy thereof to:

                                    Gray Plant Mooty
                                    3400 City Center
                                    33 South Sixth Street
                                    Minneapolis, Minnesota  55402
                                    Attn.:  Bruce W. Mooty, Esq.

or to such other address or to such other person as Purchaser or Seller shall have last designated by notice to the other.

                                   ARTICLE XVI
                                  MODIFICATION

         This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

                                  ARTICLE XVII
                                    EXPENSES

         Whether or not the transactions contemplated hereby are consummated, each of the parties hereto shall pay its own expenses incurred in connection with the authorization, preparation, execution or performance of this Agreement and all transactions contemplated hereby, including without limitation all fees and expenses of agents, representatives, counsel and accountants.

                                  ARTICLE XVIII
                                   ASSIGNMENT

         This Agreement shall not be assignable by any party hereto without the prior written consent of the other party.

                                   ARTICLE XIX
                               OHIO LAW TO GOVERN

         This Agreement shall be deemed to have been entered into in Cuyahoga County, Ohio and the laws of the State of Ohio shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties. The parties agree that any action arising out of or related to this Agreement and the documents (other than the Non-Compete Agreements) delivered pursuant to this Agreement shall be venued in the federal, state or local courts located in, or otherwise, having jurisdiction over Cuyahoga County, Ohio and the parties hereby consent to personal jurisdiction in such courts and waive any objection based on Forum Non Conveniens and any objection to jurisdiction or venue of any action instituted hereunder.

         Purchaser and Guarantor hereby consent to the personal jurisdiction of the United States District Court for the Northern District of Ohio and any of the courts of Cuyahoga County, in the State of Ohio in any action, suit or proceeding arising under or in connection with this Agreement (including, without limitation, actions, suits and proceedings in connection with the enforcement of any judgment) and agrees that any such action suit or proceeding shall be venued in any of such courts and that service of process or notice in any such action, suit or proceeding shall be effective if in writing and sent by certified or registered mail, return receipt requested, postage prepaid, as provided in Article XV.

                                   ARTICLE XX
                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                                   ARTICLE XXI
                                    HEADINGS

         The headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision thereof. Reference to numbered "articles," "sections," "paragraphs" and "subparagraphs," and to lettered "Exhibits" refer to articles, sections, paragraphs and subparagraphs of this Agreement and Exhibits annexed thereto.

                                  ARTICLE XXII
                           ACCESS TO BOOKS AND RECORDS

         Under the terms of this Agreement, Purchaser is receiving some of the books and records which relate to Seller's business relating to the Assets, while Seller is retaining other records. Each party agrees that for a period of three (3) years from the Closing Date, said party shall preserve any books and records relating to the Assets and the related business, and that during such period it will afford to the other party access to all such books and records at reasonable business hours and upon reasonable notice. After the termination of said three (3)-year period each party shall be free to dispose of any such records in such form as it pleases, unless the other party has requested said records. If the other party has made such a request, the party receiving the request either shall give to the requesting party the originals or copies of such records, or may retain such records subject to the requesting party's continuing right to inspect the same.

                                  ARTICLE XXIII
                           JOINT AND SEVERAL LIABILITY

         All agreements, covenants, representations, warranties and obligations of Seller hereunder shall be joint and several obligations of VGE and VFV.

                                  ARTICLE XXIV
                              PUBLIC ANNOUNCEMENTS

         Seller and Purchaser will consult with each other before issuing any press release or otherwise making any public statement with respect to the execution or closing of this Agreement or the transactions contemplated hereby, and neither Seller nor the Purchaser shall issue any such press release or make any such public statement prior to such consultation.


         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                    GROW BIZ GAMES, INC.


                                    By     /s/ Gaylen L. Knack
                                       ------------------------------------
                                       Its Vice President/General Counsel


                                    GROW BIZ INTERNATIONAL, INC.


                                    By     /s/ Gaylen L. Knack
                                       ------------------------------------
                                       Its Vice President/General Counsel


                                    VIDEO GAME EXCHANGE, INC.


                                    By     /s/ Mark Lamb
                                       ------------------------------------
                                       Its President


                                    VIDEO FRANCHISE VENTURES, INC.


                                    By     /s/ Mark Lamb
                                       ------------------------------------
                                       Its President

The Registrant agrees to provide supplementally copies of the following exhibits to the Asset Purchase Agreement, dated August 15, 1997 to the Commission upon request.

                                      INDEX

Exhibit A -       Contracts

Exhibit B -       Equipment

Exhibit C -       Excluded Assets

Exhibit D -       Intellectual Property

Exhibit F -       Leases

Exhibit G -       Orders

Exhibit H -       Purchase Price Allocation

Exhibit I -       Non-Compete Agreements

Exhibit J -       Mark Lamb Consulting Agreement

Exhibit K -       Promissory Note (See Exhibit 10.4)

Exhibit 3.1 (a) -     Assignment and Assumption Agreement

Exhibit L-1 -     Opinion of Seller's Counsel

Exhibit L-2 -     Opinion of Purchaser's Counsel

Exhibit M -       Representations and Warranties:  Exceptions and Disclosures

                  Section 6.2 -     Title

                  Section 6.4 and 6.12 - Liabilities;  Litigation

                  Section 6.5 -     Other Operations

                  Section 6.13 -    Compliance with Laws

                  Section 6.14 -    Intellectual Property

                  Section 6.15 -    Labor Controversies

Exhibit M -       Representations and Warranties:  Exceptions and Disclosures
                  (continued)

                  Section 6.16 -    Pension and Profit Sharing Plans;  Benefits

                  Section 6.18 -    Conduct of Business

                  Section 6.19 -    Employees

                  Section 6.22 -    Suppliers

                  Section 6.23 -    Products and Warranties

                  Section 6.25 -    Insurance

Exhibit N -       Escrow Agreement